Exhibit 99.1

Colfax Reports First Quarter Results

RICHMOND, Va., May 8 /PRNewswire-FirstCall/ -- Colfax Corporation (NYSE: CFX), a global leader in engineered fluid handling products and systems, today announced financial results for the first quarter ended April 3, 2009. On a year-over-year basis, highlights for the quarter include:

First quarter of 2009 (all comparisons versus the first quarter of 2008)

•
Net income of $6.9 million (16 cents per share – basic and diluted); Adjusted net income (as defined below) of $10.4 million (24 cents per share), an increase of 2.1% including negative currency effects of 5 cents per share

•	Net sales of $136.3 million, an increase of 4.3%; Organic sales growth (as defined below) of 17.9%

•	Operating income of $11.8 million; Adjusted operating income (as defined below) of $17.1 million, a decrease of 6.6% including negative currency effects of $3.4 million

•	EBITDA (as defined below) of $15.2 million; Adjusted EBITDA (as defined below) of $20.5 million, a decrease of 7.0% including negative currency effects of $3.7 million

•	First quarter orders of $120.8 million, a decrease of 33.0%; Organic order decline (as defined below) of 25.5%

•	Backlog of $305.6 million at period end

Adjusted net income, adjusted net income per share, adjusted operating income, EBITDA, adjusted EBITDA, organic sales growth and organic order growth are not financial measures calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). See below for a description of the measures’ usefulness and a reconciliation of these measures to their most directly comparable GAAP financial measures.

“We had a solid first quarter thanks to our sizable backlog entering 2009,” said John Young, president and CEO of Colfax Corporation.  “Organic sales were up 18% driven by particularly strong growth in the commercial marine, oil and gas, power generation and global navy end markets.  However, global economic conditions continued to deteriorate in the quarter as reflected in our organic orders which declined 25%.  We’ve initiated several cost reduction measures across the company in response to the decline in demand.  We believe economic conditions could remain difficult for the balance of the year and now expect organic sales for the year to be down between 2% and 4%.  We expect adjusted earnings per share of $1.00 to $1.07 for 2009 which includes about 7 cents of negative currency impact compared to our prior guidance of $1.10 to $1.17.”

He added, “We will remain agile and will continue to make adjustments to our businesses as conditions warrant.  Our strong financial position provides flexibility and allows us to pursue acquisitions while also funding our breakthrough growth initiatives.  Despite current economic conditions, we’ll continue to deliver unsurpassed value to our customers and execute on our long term strategies to drive profitable sales growth.”

Non-GAAP Financial Measures
Colfax has provided in this press release financial information that has not been prepared in accordance with GAAP. These non-GAAP financial measures are adjusted net income, adjusted net income per share, adjusted operating income, EBITDA, adjusted EBITDA, organic sales growth and organic order growth. Adjusted net income, adjusted net income per share, adjusted operating income and adjusted EBITDA exclude asbestos liability and defense cost (income) and asbestos coverage litigation expense, certain legacy legal charges, certain due diligence costs, certain severance and asset impairment charges as well as one time initial public offering-related costs to the extent they impact the periods presented. Adjusted net income also reflects interest expense as if the initial public offering (IPO) had occurred at the beginning of 2007 and presents income taxes at an effective tax rate of 32% in 2009 and 34% in 2008. Adjusted net income per share in 2008 assumes the 44,006,026 shares outstanding at the closing of the IPO to be outstanding since January 1, 2007. Organic sales growth and organic order growth (decline) exclude the impact of foreign exchange rate fluctuations.  These non-GAAP financial measures assist Colfax in comparing its operating performance on a consistent basis because, among other things, they remove the impact of changes in our capital structure and asset base, non-recurring items such as IPO-related costs, legacy asbestos issues (except in the case of EBITDA) and items outside the control of its operating management team.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.

Conference Call and Webcast
Colfax will host a conference call to provide details about its results and business strategy on Friday, May 8 at 8:00 a.m. EDT. The call will be open to the public through 719-325-4794 or 877-857-6176 and webcast via Colfax’s website at http://www.colfaxcorp.com under the “Investor Relations” section. Access to a supplemental slide presentation can also be found at the Colfax website under the same heading.  Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call.

About Colfax Corporation
Colfax Corporation is a global leader in critical fluid-handling solutions, including the manufacture of positive displacement industrial pumps and valves used in global oil & gas, power generation, marine, naval and a variety of other industrial applications. Key product brands include Allweiler, Fairmount Automation, Houttuin, Imo, LSC, Portland Valve, Tushaco, Warren and Zenith. Colfax is traded on the NYSE under the ticker “CFX.” Additional information about Colfax’s products, businesses and practices is available at www.colfaxcorp.com

Cautionary Note Concerning Forward Looking Statements
This press release contains forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on Colfax’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax’s results to differ materially from current expectations include, but are not limited to factors detailed in Colfax’s reports filed with the U.S. Securities and Exchange Commission as well as its Annual Report on Form 10-K under the caption “Risk Factors”. In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of this date. Colfax disclaims any duty to update the information herein.

Colfax Corporation
Condensed Consolidated Statements of Operations
Dollars in thousands, except per share data
(unaudited)

	Three Months Ended
	April 3, 2009	March 28, 2008

Net sales	$136,323	$130,651
Cost of sales	88,308	82,473

Gross profit	48,015	48,178
Selling, general and administrative expenses	30,187	28,507
Research and development expenses	1,407	1,381
Asbestos liability and defense costs	1,645	278
Asbestos coverage litigation expenses	2,966	3,139

Operating income	11,810	14,873
Interest expense	1,846	4,497

Income before income taxes	9,964	10,376
Provision for income taxes	3,103	3,578

Net income	$6,861	$6,798

Net income per share—basic and diluted	$0.16	$0.31

Colfax Corporation
Reconciliation of GAAP to non-GAAP Financial Measures
Dollars in thousands, except per share data
(unaudited)

	Three Months Ended
	April 3, 2009	March 28, 2008

EBITDA
Net income	$6,861	$6,798

Interest expense	1,846	4,497
Provision for income taxes	3,103	3,578
Depreciation and amortization	3,373	3,695

EBITDA	$15,183	$18,568
EBITDA margin	11.1%	14.2%

Adjusted EBITDA
Net income	$6,861	$6,798

Interest expense	1,846	4,497
Provision for income taxes	3,103	3,578
Depreciation and amortization	3,373	3,695
Severance and asset impairment costs	661	-
Asbestos liability and defense costs	1,645	278
Asbestos coverage litigation expense	2,966	3,139

Adjusted EBITDA	$20,455	$21,985
Adjusted EBITDA margin	15.0%	16.8%

Adjusted Net Income and Adjusted Earnings per Share
Net income	$6,861	$6,798

Severance and asset impairment costs	661	-
Asbestos liability and defense costs	1,645	278
Asbestos coverage litigation expense	2,966	3,139
Interest adjustment to effect IPO at beginning of period	-	1,577
Tax adjustment to effective rate of 32% and 34%, respectively	(1,773)	(1,648)

Adjusted net income	$10,360	$10,144
Adjusted net income margin	7.6%	7.8%

Weighted average shares outstanding - diluted	43,312,306	-
Shares outstanding at closing of IPO	-	44,006,026
Adjusted net income per share	$0.24	$0.23

Net income per share-basic
and diluted in accordance with GAAP	$0.16	$0.31

Adjusted Operating Income
Operating income	$11,810	$14,873

Severance and asset impairment costs	661	-
Asbestos liability and defense costs	1,645	278
Asbestos coverage litigation expense	2,966	3,139

Adjusted operating income	$17,082	$18,290
Adjusted operating income margin	12.5%	14.0%

Colfax Corporation
Sales and Orders Growth
Dollars in millions
(unaudited)

	Sales		Orders		Backlog at
	$	%	$	%	Period End

Three Months Ended March 28, 2008	$130.7		$180.3		$353.6

Components of Growth:
Existing Businesses	23.4	17.9%	(45.9)	(25.5%)	(9.8)	(2.8%)
Foreign Currency Translation	(17.8)	(13.6%)	(13.6)	(7.5%)	(38.2)	(10.8%)

Total Growth	5.6	4.3%	(59.5)	(33.0%)	(48.0)	(13.6%)

Three Months Ended April 3, 2009	$136.3		$120.8		$305.6

Colfax Corporation
Reconciliation of Projected 2009 Net Income Per Share to Adjusted Net Income Per Share
Amounts in Dollars
(unaudited)

	EPS Range

Projected net income per share - fully diluted	$0.69	$0.76

Severance and asset impairment costs *	0.01	0.01
Asbestos coverage litigation	0.19	0.19
Asbestos liability and defense costs	0.11	0.11

Projected adjusted net income per share - fully diluted	$1.00	$1.07

* Actual costs for first quarter 2009

CONTACT:  Mitzi Reynolds, Vice President, Investor Relations of Colfax Corporation, +1-804-327-5689